As filed with the Securities and Exchange Commission on January 30, 2008

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IPC The Hospitalist Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-4562058
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4605 Lankershim Boulevard, Suite 617 North Hollywood, California	91602
(Address of Principal Executive Offices)	(Zip Code)

1997 Equity Participation Plan

2002 Equity Participation Plan

IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan

IPC The Hospitalist Company, Inc. Employee Stock Purchase Plan

(Full Title of the Plans)

Adam D. Singer, M.D.

Chief Executive Officer

IPC The Hospitalist Company, Inc.

4605 Lankershim Boulevard, Suite 617

North Hollywood, California 91602

(888) 447-2362

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Robert W. Kadlec, Esq.

David S. Witek, Esq.

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, California

(213) 896-6000

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2007 Equity Participation Plan Common Stock, par value $0.001 per share	592,170 shares	(1)	$21.25	(2)	$12,583,612.50	(2)	$494.54
2002 Equity Participation Plan Common Stock, par value $0.001 per share	531,250 shares	(1)	$21.25	(2)	$11,289,062.50	(2)	$443.66
1997 Equity Participation Plan Common Stock, par value $0.001 per share	1,054,688 shares	(1)	$21.25	(2)	$22,412,120.00	(2)	$880.80
Employee Stock Purchase Plan Common Stock, par value $0.001 per share	156,250 shares	(1)	$21.25	(2)	$3,320,312.50	(2)	$130.48

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the 2007 Equity Compensation Plan, the 2002 Equity Participation Plan, the 1997 Equity Participation Plan or the Employee Stock Purchase Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $21.25 per share represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on January 29, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

Pursuant to Note to Part I of Form S-8, not filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Pursuant to Note to Part I of Form S-8, not filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

IPC The Hospitalist Company, Inc. (the “Company”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1) Our prospectus filed pursuant to Rule 424(b) under the Securities Act with the Commission on January 24, 2008, relating to our Registration Statement on Form S-1 (File No. 333-145850) and which includes audited financial statements for our latest fiscal year; and

(2) The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 333-145850) filed with the Commission on January 24, 2008, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, it being understood that any documents filed by the Registrant with the Commission pursuant to Item 2.02 or 7.01 of Form 8-K shall not be deemed to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

We have also entered into indemnification agreements with each of our directors and officers to provide the maximum indemnity allowed to directors and executive officers by Delaware law and allow for certain additional procedural protections.

Our amended and restated bylaws provide that we are required to indemnify directors and officers and may indemnify employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether our bylaws would otherwise permit indemnification. We also maintain directors’ and officers’ liability insurance.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act, we have been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 5 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 24, 2008)

3.2	Amended and Restated Bylaws of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 3.2 of Amendment No. 5 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 24, 2008)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 5 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 24, 2008)

5.1	Opinion of Sidley Austin LLP as to legality of original issuance securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24	Powers of Attorney (contained in signature page of the Registration Statement).

ITEM 9.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, in the County of Los Angeles, State of California, on the 30th day of January, 2008.

IPC THE HOSPITALIST COMPANY, INC.

By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of IPC The Hospitalist Company, Inc., hereby severally constitute and appoint Adam D. Singer, M.D., our true and lawful attorney, with full power, to sign for us in our names in the capacities indicated below all post-effective amendments to this Registration Statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable IPC The Hospitalist Company, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Adam D. Singer, M.D.	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	January 30, 2008
Adam D. Singer, M.D.

/s/ R. Jeffrey Taylor	President, Chief Operating Officer and Director	January 30, 2008
R. Jeffrey Taylor

/s/ Devra G. Shapiro	Chief Financial Officer (Principal Financial Officer)	January 30, 2008
Devra G. Shapiro

/s/ Fernando J. Sarria	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 30, 2008
Fernando J. Sarria

/s/ Mark J. Brooks	Director	January 30, 2008
Mark J. Brooks

/s/ Thomas P. Cooper, M.D.	Director	January 30, 2008
Thomas P. Cooper, M.D.

/s/ Barry M. Smith	Director	January 30, 2008
Barry M. Smith

/s/ C. Thomas Smith	Director	January 30, 2008
C. Thomas Smith

/s/ Chuck Timpe	Director	January 30, 2008
Chuck Timpe

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 5 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 24, 2008)

3.2	Amended and Restated Bylaws of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 3.2 of Amendment No. 5 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 24, 2008)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 5 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 24, 2008)

5.1	Opinion of Sidley Austin LLP as to legality of original issuance securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

24	Powers of Attorney (contained in signature page of the Registration Statement).